EMPLOYEE NONDISCLOSURE AGREEMENT



As a condition of my employment with ITEX Corporation, its subsidiaries, affiliates, successors or assigns (together "the Company"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     1. Company Information: I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization from the Chief Executive Officer or Chief Operating Officer, any Confidential Information about the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including but not limited to: research, product plans, products, services, customer lists and customers (including but not limited to: customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances and other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items, which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

     2. Former Employer Information: I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person, or entity.

     3. Third Party Information: I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm, or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

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RETURNING COMPANY DOCUMENTS

I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawing, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors, or assigns.

REPRESENTATIONS

I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

EQUITABLE REMEDIES

I agree that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in this Agreement. Accordingly, I agree that if I breach any of these covenants, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

GENERAL PROVISIONS

     1. Entire Agreement: This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

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     2.   Severability: If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

     3. Successors and Assigns: This Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

     4. Attorney Fees: In the event of suit to enforce the terms of this Agreement, the prevailing party shall be entitled to their reasonable attorney's fees.




Lewis Humer                         /s/  Lewis Humer          4/26/01
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